United states
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                     Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN Report

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of
  Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On October 26, 2007, Ethan Allen Interiors Inc. announced that David R. Callen, age 40, is joining the Company as Vice President Finance & Treasurer, effective as of the date of the previously announced departure of Jeffrey Hoyt, our current Vice President Finance & Treasurer. Mr. Callen has served in a number of public enterprises involved in global manufacturing and marketing. He most recently served as Vice President for Global Finance at Photronics, Inc., an industry leading manufacturer of components for the semi-conductor industry, where he had been since 2006. Prior thereto, he served as Corporate Controller at Johnson Outdoors Inc. from 2003-2006 and at DENTSPLY International Inc. as Group Controller from 2000-2003 and as Director – Internal Audit Services from 1998-2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: October 30, 2007	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer